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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY
                         HALLWOOD ENERGY PARTNERS, L.P.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                       FOR SPECIAL MEETING OF UNITHOLDERS
                                  MAY 25, 1999


   Proxy Solicited on Behalf of the Board of Directors of the General Partner

   The undersigned hereby appoints William L. Guzzetti and Cathleen M. Osborn,

and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all units of Hallwood Energy Partners, L.P., which the undersigned is entitled to vote at the Special Meeting of Unitholders to be held at 3710 Rawlins, Suite 1500, Dallas, Texas, on Tuesday May 25, 1999, at 10:00 a.m. (the "Special Meeting"), and at any and all adjournments or postponements thereof. Said proxies are herein specifically authorized to vote upon a proposal to approve the Consolidation Agreement.


PLEASE VOTE ALL CLASSES OF UNITS YOU OWN.

Class A Units

1. The approval of the Consolidation Agreement and the transactions contemplated by it.

                    For           Against           Abstain

                    [ ]             [ ]               [ ]

Class C Units


1. The approval of the Consolidation Agreement and the transactions contemplated by it.

                    For           Against           Abstain

                    [ ]             [ ]               [ ]


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE CONSOLIDATION AGREEMENT. IF YOU OWN BOTH CLASSES OF UNITS AND GIVE DIRECTION FOR VOTING ONLY ONE CLASS, THIS PROXY WILL BE VOTED IN THE SAME MANNER FOR BOTH CLASSES.

Please be sure to sign and date this Proxy below.


Date:
     ------------------------               ------------------------------------
                                            Unitholder sign above



                                            ------------------------------------
                                            Co-holder (if any) sign above

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  o Detach above card, sign, date and mail in postage paid envelope provided o

                         HALLWOOD ENERGY PARTNERS, L.P.

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Please sign exactly as your name appears above on this card. When signing as attorney, executor, trustee or guardian, please give full title. Corporation proxies should be signed in corporate name by an authorized officer. If units are held jointly, each holder should sign.

                  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR MORE INFORMATION ON THE CONSOLIDATION, YOU MAY CALL OUR SOLICITATION AGENT, THE HERMAN GROUP, TOLL-FREE AT (877) 731-5210.

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